Exhibit 99.1

GreenVision Acquisition Corp.

Announces Merger Agreement With Helbiz, Inc. to Become the First Micro-Mobility Company Listed on NASDAQ

The business combination will further expand Helbiz’s micro-mobility footprint across North America and Europe

●	Public listing milestone expected to broaden Helbiz’s market leadership and build on continued innovation with more than 2.5M users in Helbiz’s micro-mobility network;

●	The transaction valued the combined company at an estimated equity value of approximately $408 million, assuming no redemptions from the trust account and the proposed PIPE described below;

●	Approximately $80 million in net proceeds will advance Helbiz’s micro-mobility and advertising businesses assuming no redemptions from the trust account;

●	Transaction includes the proposed $30 million PIPE anchored by institutional investors;

●	The surviving company will be Helbiz, Inc. and will be listed on the Nasdaq under the proposed new ticker symbol HLBZ;

●	Helbiz Founder and CEO, Salvatore Palella, and the existing Helbiz leadership team to lead combined company.

NEW YORK--(BUSINESS WIRE)—February 8, 2021— GreenVision Acquisition Corp. (“GreenVision”) (Nasdaq: GRNV), a special purpose acquisition company (“SPAC”), announced today that it has entered into a definitive agreement for a business combination with Helbiz, Inc. (“Helbiz”), a technology company that offers micro-mobility solutions for the world’s busiest cities.

The transaction will introduce Helbiz as a Nasdaq-listed public company. Upon closing of the transaction, which is expected to occur in the second quarter of 2021, it is expected that the combined company will retain the corporate name Helbiz and will be listed on the Nasdaq Capital Market under the proposed new ticker symbol, “HLBZ.” The transaction reflects an estimated equity value for the combined company of approximately $408 million. The combined company will continue to operate under the current Helbiz management team, led by Chief Executive Officer, Salvatore Palella.

David Fu, Chairman and Chief Executive Officer of GreenVision, stated, “The micro-mobility industry is accelerating, and the total addressable market for North America and Europe is estimated to grow to $300 - $450 billion by 2030 according to McKinsey & Company's "Micromobility’s 15,000-mile checkup" Report. As one of the leaders in the space, Helbiz has distinguished itself as the only company to offer e-scooters, e-bicycles and e-mopeds all on one user-friendly platform and is well positioned to provide a seamless last-mile solution as the expected transition to micro-mobility accelerates. Helbiz has a proven and capital-light business model that combines hardware, software and services with extensive customer relationships. As such, we believe Helbiz will continue to grow its market position as the industry evolves. GreenVision and our investors are excited to partner with the talented Helbiz team to advance their vision.”

Salvatore Palella, Founder and Chief Executive Officer of Helbiz, commented, “We are excited about this transaction, which will enable us to advance the development of our micro-mobility platform to further strengthen our market leadership globally. We believe that the access to capital from this transaction will allow us to turn the page to the next chapter in our company’s journey, which will push technological boundaries and explore services for the future of transportation. Through this transaction, we’re committed to fulfilling our vision in revolutionizing transport by using micro-mobility to become a seamless last mile solution.”

Investment Highlights

●	Helbiz offers the most diverse fleet of vehicles to meet different needs. It is one of the only companies in the micro-mobility space that offers e-scooters, e-bicycles and e-mopeds all on one convenient user-friendly platform. Helbiz is committed to being 100% carbon neutral.

●	The company is well-positioned for growth and has the ability to scale to a broad customer base across multiple markets.

●	It has a proven, scalable business model that delivers consistent and recurring revenue.

●	Its proprietary technology enables precise and accurate geofencing, while its connected ecosystem of hardware and software, developed completely in-house, creates transparency and seamless scalability.

●	Strong executive management team with operational and technical expertise and track record of success.

Transaction Overview

Upon the closing of the proposed transaction, assuming no redemptions by GreenVision stockholders and completion of the PIPE, Helbiz will have approximately $80 million in cash, resulting in an estimated equity value of approximately $408 million. Cash proceeds raised in the transaction will be used to fund operations, support growth, repay debt and for general corporate purposes. The proceeds will be funded through a combination of GreenVision’s approximately $57.5 million cash in trust account (assuming no redemptions) and the proposed $30 million PIPE. Existing Helbiz shareholders will be rolling 100% of their equity into the combined company.

Upon the closing of the proposed transaction, it is expected that the combined company will retain the corporate name Helbiz and will be listed on the Nasdaq Capital Market under the proposed new ticker symbol, “HLBZ.”

The boards of directors of both Helbiz and GreenVision have unanimously approved the proposed transaction, which is expected to be completed in the second quarter of 2021. Additional information about the business combination will be provided in a Current Report on Form 8-K that will contain an investor presentation to be filed with the Securities and Exchange Commission (“SEC”) and available at www.sec.gov.

Advisors

Ladenburg Thalmann & Co. Inc. is serving as financial advisor to Helbiz. I-Bankers Securities, Inc. is serving as financial advisor, and Colliers Securities LLC is serving as capital markets advisor to GreenVision.

Becker & Poliakoff, LLP served as legal counsel to GreenVision. Helbiz was assisted by Ortoli Rosenstadt LLP for the legal aspects in the USA.

Conference Call and Webcast Information

Investors may listen to a pre-recorded call discussing the proposed business combination later today at 9:00 am EST. The call may be accessed by dialing 1-833-693-0551 for domestic callers or 1-661-407-1590 for international callers and enter the conference ID number 6760879. To access the webcast, please visit the Investor Info section of Helbiz’s website at https://helbiz.com/. A replay of the call will be accessible at the webcast link.

About GreenVision Acquisition Corp.

GreenVision Acquisition Corp. is a newly organized special purpose acquisition company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About Helbiz

Helbiz is a technology company that offers micro-mobility solutions for the world’s busiest cities. With more than 200 employees around the world, the company is the market leader in Italy and throughout Europe and is continuing to expand and hire local personnel to run its operations around the world. Launched in 2015 and headquartered in New York City, the company operates e-scooters, e-bicycles and e-mopeds in over 20 cities around the world including Washington D.C., Alexandria, Arlington, Atlanta, Miami, Richmond, Milan and Rome.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s or GreenVision’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the ability of the Company to meet Nasdaq listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or the stockholders of GreenVision or other reasons; (iv) the failure to meet the minimum cash requirements of the Merger Agreement due to GreenVision stockholder redemptions and the failure to obtain replacement financing; (v) the failure to meet projected development and production targets; (vi) costs related to the proposed transaction; (vii) changes in applicable laws or regulations; (viii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (ix) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (x) the effect of the COVID-19 pandemic on the Company and GreenVision and their ability to consummate the transaction; and (xi) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in GreenVision’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. GreenVision's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to GreenVision and Helbiz and speaks only as of the date on which it is made. GreenVision and Helbiz undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GreenVision will file a proxy statement with the SEC. Additionally, GreenVision will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of GreenVision are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release. GreenVision’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available as well as other documents filed with the SEC by GreenVision, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, New York 10019.

Participants in Solicitation

GreenVision and its directors and officers may be deemed participants in the solicitation of proxies of GreenVision’s shareholders in connection with the proposed business combination. Helbiz and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of GreenVision’s executive officers and directors in the solicitation by reading GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of GreenVision’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

For more information, visit www.helbiz.com/investors.

The information contained on, or that may be accessed through, the website referenced above is not incorporated by reference into, and is not a part of, this press release.

For investor and media inquiries, please contact:

In the United States:

The Blueshirt Group

Gary Dvorchak, CFA

Phone: (323) 240-5796

Email: gary@blueshirtgroup.com

Agent of Change

Marcy Simon

Phone: (917) 833-3392

Email: marcy@agentofchange.com

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